STILWELL FINANCIAL, INC.
                                EXECUTIVE PLAN
                 ___________________________________________


    THIS EXECUTIVE PLAN (the "Plan") is executed this 11th day of August, 1999 by Stilwell Financial, Inc. ("Stilwell"), a corporation organized under the laws of the State of Delaware.

                                     WITNESSETH:

     WHEREAS, Kansas City Southern Industries, Inc. ("KCSI") owns 100% of the issued and outstanding shares of Stilwell; and

    	WHEREAS, KCSI plans to distribute all or substantially all of the Stilwell shares to the stockholders of KCSI in a tax-free transaction pursuant to
Section 355 of the Internal Revenue Code of 1986, as amended, (the "Code") which transaction (the "Spin-off") will reduce KCSI's ownership of Stilwell, so that Stilwell and its subsidiaries will no longer be members of the KCSI affiliated group for federal income tax purposes; and

     WHEREAS, KCSI and certain of its subsidiaries maintain qualified retirement plans subject to Sections 401(a)(17) and 415 of the Code, which plans limit the annual contributions permitted to certain participants in such plans and in which plans Stilwell participants are participating until the date of the Spin-off (the "Disaffiliation Date"); and

    	WHEREAS, KCSI has preferred to provide a benefit to certain participants in addition to the annual contributions permitted under its qualified retirement plans and therefore established an Executive Plan on January 18, 1985 which plan has been amended from time to time (the "KCSI Executive Plan"); and

    	WHEREAS, in conjunction with the Spin-off, Stilwell will adopt its own qualified retirement plans subject to Sections 401(a)(17) and 415 of the Code, which plans will limit the annual contributions permitted to certain participants in such plans; and

    	WHEREAS, Stilwell also prefers to provide a benefit to certain participants in addition to the annual contributions permitted under its qualified retirement plans; and

    	WHEREAS, upon the Disaffiliation Date, Stilwell employees will no longer be eligible to participate in the KCSI Executive Plan;

    	NOW, THEREFORE, Stilwell hereby adopts this Plan to provide benefits to Stilwell employees similar to those previously provided under the KCSI Executive Plan as follows:

     1.1 Definitions.

     1.2 "Account" shall mean the separate account for a Participant which Stilwell maintains under the Stilwell Executive Plan.

     	1.3	"Annual Benefit" shall mean for each calendar year the amount by which (a) below exceeds (b) below:

           (a) The amount of the annual contributions (other than elective deferrals) and forfeitures which the Participant would have been entitled to receive under one or more of the Qualified Plans, except that (1) any limitations imposed on such contributions under Section 401(a)(17) or 415 of the Internal Revenue Code shall be disregarded, (2) in computing such amount, the definition of "Compensation" contained in Section 1.4 herein shall be used instead of the definition of "Compensation" contained in such Qualified Plans, if different, (3) the amount of matching contributions that the Participant would have been entitled to receive under the Stilwell Financial, Inc. 401(k) Plan With Profit Sharing Portion (the "401(k) Plan") shall be deemed to be equal to 3% of the Participant's Compensation, and (4) any eligibility requirements for participation in the Qualified Plans shall be disregarded; and

          (b) The amount of the annual contributions (other than elective deferrals) and forfeitures which the Participant is entitled to receive under the Qualified Plans as limited by Sections 401(a)(17) and 415 of the Internal Revenue Code and any eligibility requirements for participation in the Qualified Plans, and with respect to the 401(k) Plan, treating the Participant as having received the maximum matching contributions available under 401(k) Plan, as if the Participant had made the maximum elective deferrals permitted by Section 402(g) of the Code, disregarding the limitations of the 401(k) Plan.

     1.4	"Company" shall mean Stilwell Financial, Inc., and each of its subsidiary companies which is at least eighty percent (80%) owned; PROVIDED, such subsidiary company is admitted to participate in the Plan on or after the Disaffiliation Date upon approval of the Compensation Committee.

     1.5 "Compensation" shall mean actual cash compensation paid to a Participant as base compensation and incentive compensation for a taxable year, but not including any amount paid as severance pay. If a Participant and the Company have entered into an agreement fixing the value of a Participant's annual compensation for purposes of any cash compensation-based plan for a particular year, then that value shall be deemed to be such Participant's annual base and incentive compensation for that year, and such annual base and incentive compensation shall be deemed to be paid ratably throughout that year.

     1.6 "Compensation Committee" shall mean the Compensation and Organization Committee of the Board of Directors of Stilwell Financial, Inc.

     1.7 "Participant" is an employee of the Company who is eligible to participate in the Plan under Section 2 and whose participation in the Plan is approved by the Compensation Committee or the Chief Executive Officer of Stilwell.

     1.8  "Plan" shall mean this Stilwell Financial, Inc. Executive Plan.

     1.9 "KCSI Qualified Plans" shall mean the Kansas City Southern Industries, Inc. Profit Sharing Plan, The Kansas City Southern Industries, Inc.
Employee Stock Ownership Plan and the Kansas City Southern Industries, Inc. 401(k) Plan, or any successor plans.

     1.10 "Qualified Plans" shall mean the 401(k) Plan and the Stilwell Financial, Inc. Employee Stock Ownership Plan or any successor plans, which plans are to be established in conjunction with the Spin-off; for purposes of any year in which a participant participated in the KCSI Qualified Plans or both the KCSI Qualified Plans and the Qualified Plans, Qualified Plans or a reference to a single KCSI Qualified Plan, shall include KCSI Qualified Plans or the comparable single KCSI Qualified Plan, as the case may be, for purposes of determining the Participant's Annual Benefit.

     1.11 "Vesting Schedule" shall mean the vesting schedule applicable to each Participant under the terms and provisions of the 401(k) Plan.

     2.0	Eligibility.  Eligibility in the Plan shall be limited to any employee of the Company who is a corporate officer of the Company for whom the Company's contributions to the Qualified Plans are limited or prohibited as provided under Section 401(a)(17) of the Code, Section 415 of the Code, and/or the
eligibility requirements of one or more of the Qualified Plans.

     3.0	Election of Form of Benefits.  Each Participant may elect to receive the Annual Benefit available under the Plan either in cash or through a grant of non-qualified stock options to purchase shares of common stock of Stilwell
("Stock Options").  Such election shall be made with respect to each calendar year covered by the Plan, but may be an ongoing election which remains in effect until changed unless the Participant otherwise specifies in the election.  The election for each calendar year shall be made not later than
October 31 of that year.  An ongoing election may be changed at any time by a
Participant, but any such change shall not be effective for the calendar year in which the election is made unless such change is made prior to October 31 of such year.  Elections of part cash and part Stock Options shall not be permitted.  Notwithstanding the foregoing or any election made by a
Participant to receive an Annual Benefit in Stock Options, no Stock Options shall be issued unless the Participant is an active employee of the Company on the date of grant of the Stock Options, but instead the Annual Benefit shall be paid in cash.

     4.1	Payment of Annual Benefit.  Annual Benefits under the Plan shall be paid as Stock Options, unless the Participant shall have elected in accordance with Section 3 hereof to receive cash.

    	4.2	Time of Payment.  Annual Benefits shall be paid by no later than the date of the annual Stilwell stockholders' meeting held in the year following the calendar year in which the Annual Benefit is earned.

    	4.3	Stock Option Grants.  If a Participant has elected to receive his or her benefit in the form of Stock Options, the Compensation Committee shall grant the Participant Stock Options which the Compensation Committee determines have a value equal to 125% of the Annual Benefit, rounded to the nearest whole share.  The Compensation Committee shall value the Stock Options as of the time of grant using the Black-Scholes method in the manner determined by the
Compensation Committee applied on a consistent basis.

    	4.4	Termination During a Calendar Year.  If a Participant's employment is terminated during a calendar year for any reason, the Participant shall be entitled to an Annual Benefit for the year of termination only if the
Participant is entitled to a contribution under one or more Qualified Plans in such year.  Following the date of termination of employment, the Participant shall not be entitled to any further benefits under the Plan (except for payment of Annual Benefits, if any, through the date of termination of employment).

    	4.5	Vesting Schedule.  Stock Options granted under this Plan shall become exercisable in accordance with the Vesting Schedule.  Notwithstanding any other provision of this Plan to the contrary, no Annual Benefit shall be paid in cash except to the extent that the amount paid is vested in accordance with the
Vesting Schedule.  Any undistributed cash balance of any Annual Benefit shall earn a return based on a hypothetical investment of such undistributed cash balance in the following investments:  33 1/3% in Janus Venture Fund,  33 1/3%
in Janus Twenty Fund and  33 1/3% in Janus Worldwide Fund, and shall be distributed as it vests under the Vesting Schedule.

    	5.	No Trust.  Nothing contained in this Plan and no action taken pursuant to the provisions of the Plan shall create or be construed to create a trust of any kind or a fiduciary relationship between the Company and the Participant or any other person.

    	6.	Source of Payments.  The Participant and any other person or persons having or claiming a right to benefits hereunder or to any interest in the Plan shall rely solely on the unsecured promise of the Company set forth herein and nothing in the Plan shall be construed to give the Participant or any other person or persons any right, title, interest or claim in or to any specific asset, fund, reserve, account or property of any kind whatsoever owned by the
Company or in which it may have any right, title or interest now or in the future, but the Participant shall have the right to enforce his claim against the Company in the same manner as any unsecured creditor.

    	7.	No Assignment.  The right of the Participant or any other person to the payment of benefits under the Plan shall not be assigned, transferred, pledged or encumbered in any way.

    	8.	Incapacity of Participant or Beneficiary.  If the Compensation
Committee shall find that any person to whom any payment is payable under the Plan is unable to care for his affairs because of illness or accident or is a minor, any payment due (unless a prior claim therefor shall have been made by a duly appointed guardian, committee or other legal representative) may be paid to the spouse, a child, a parent or a brother or sister, or to any person deemed by the Compensation Committee to have incurred expense for such person otherwise entitled to payment in accordance with the applicable provisions of
Section 4 above. Any such payment shall be a complete discharge of the liabilities of the Company under the Plan.

    	9.	Compensation Committee Powers and Liabilities.  The Compensation
Committee in its absolute discretion shall have the full power and authority to interpret, construe and administer the Plan and the Compensation Committee's interpretations and construction thereof, and action thereunder, including the determination of the amount or recipient of the payment to be made therefrom, shall be binding and conclusive on all persons for all purposes. No member of the Compensation Committee shall be liable to any person for any action taken or omitted in connection with the interpretation and administration of the Plan.

     10. Benefits Not Treated as Compensation. Any benefits payable under the Plan shall not be deemed cash compensation to the Participant for the purpose of computing benefits to which he may be entitled under this Plan.

     11. Governing Law. This Plan shall be construed in accordance with and governed by the law of the State of Missouri, excluding provisions for choice of laws.

    	12.	Amendment.  This Plan may be amended at any time and from time to time by the Compensation Committee.

    	13.	Binding Effect.  This Plan shall be binding upon and inure to the benefit of the Company, its successors and assigns and the Participants and their heirs, executors, administrators and legal representatives.

    	IN WITNESS WHEREOF, this Plan has been duly executed as of the day and year first above stated.

                                         Stilwell Financial, Inc.

                                         By /s/ Landon H. Rowland
                                            ____________________________
                                            Landon H. Rowland, Chairman